Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

                We consent to the incorporation by reference in the registration statement of Elbit Systems Ltd. on Form S-8 of our report dated January 13, 2006, with respect to the financial statements of Microwave Networks Solutions, Inc., which report appears in this December 31, 2005 annual report on Form 20-F of Elbit Systems Ltd.

Very truly yours

/s/ Hoberman, Miller, Goldstein & Lesser, CPAs, P.C.
Hoberman, Miller, Goldstein & Lesser, CPAs, P.C.

December 14, 2006